UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

SHARKNINJA, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	98-1738011
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Mark Barrocas
Chief Executive Officer
SharkNinja, Inc.
89 A Street
Needham, MA 02494

(Address of principal executive offices including zip code)

With a copy to:

Howard L. Ellin
Ryan J. Dzierniejko
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

333-272973

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

For a description of the securities of SharkNinja, Inc. (the “Registrant”) being registered hereunder, reference is made to the information set forth under the heading “Description of Share Capital” contained in the Registrant’s registration statement on Form F-1 (File No. 333-272973), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2023, as amended (the “Registration Statement”), including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, which description and prospectus are incorporated herein by reference.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on the New York Stock Exchange and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 24, 2023		SHARKNINJA, INC.

	By:	/s/ Mark Barrocas
Mark Barrocas
Chief Executive Officer